Exhibit 99(a)(1)(C)

NOTICE OF WITHDRAWAL
REGARDING SHARES HELD IN
HANCOCK PARK CORPORATE INCOME, INC.

TENDERED PURSUANT TO THE OFFER TO PURCHASE
DATED MAY 22, 2026

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THE WITHDRAWAL RIGHTS WILL EXPIRE AT,
AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY
HANCOCK PARK CORPORATE INCOME, INC. BEFORE,
11:59 P.M., CENTRAL TIME, ON JUNE 29, 2026, UNLESS THE OFFER IS EXTENDED.

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COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY MAIL, COURIER, OR PERSONAL DELIVERY TO:

If using regular mail:

Hancock Park Corporate Income, Inc.
Attention: Investor Services Department

P.O. Box 2609

San Rafael, CA 94912-2609

If using overnight mail, UPS, FedEx or Courier:

Hancock Park Corporate Income, Inc.

Attention: Investor Services Department

125 E Sir Francis Drake Blvd, Ste 401

Larkspur, CA 94939-1820

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY HANCOCK PARK CORPORATE INCOME, INC. AT THE ADDRESS ABOVE.

NOTICE OF WITHDRAWAL
PURSUANT TO THE OFFER TO PURCHASE DATED
MAY 22, 2026

LADIES AND GENTLEMEN,

The undersigned Stockholder of Hancock Park Corporate Income, Inc. (the “Company”) hereby withdraws the tender of his, her, or its Shares of the Company, which the Stockholder submitted by a Letter of Transmittal dated , 2026. This tender was in the amount of: Shares.

The undersigned recognizes that upon the timely receipt of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

IMPORTANT: The signature of the Stockholder(s) or person(s) authorized to sign on behalf of the Stockholder(s) (an “Authorized Person”) should be exactly as it appeared in the Subscription Agreement. Attach additional copies as necessary.

Signature of Stockholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Stockholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Stockholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Stockholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):